SMI Advisory Services, LLC
422 Washington Street
Columbus, IN 47201

Letter Agreement

November 10, 2008

To: Unified Series Trust
2960 N. Meridian St., Suite 200
Indianapolis, Indiana 46208

Dear Ladies and Gentlemen:

You have engaged us to act as the sole investment advisor to the Sound Mind Investing Managed Volatility Fund (the "Fund") pursuant to a Management Agreement approved by the Board of Trustees.

Effective March 1, 2009, we hereby agree to waive our advisory fee and/or reimburse expenses of the Fund, but only to the extent necessary to maintain the Fund's total annual operating expenses (expenses (excluding brokerage fees and commissions; borrowing costs, such as (a) interest and (b) dividend expenses on securities sold short; taxes; any indirect expenses, such as expenses incurred by other investment companies in which the Fund may invest; and extraordinary litigation expenses) at 1.50% of the Fund's average daily net assets. This Agreement shall continue in place until the earlier to occur of February 28, 2010, or such date as the Fund is terminated or liquidated in accordance with the provisions of the Declaration of Trust or Bylaws.

Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the particular waiver or reimbursement occurred; provided that the Fund is able to make the repayment without exceeding the 1.50% expense limitation.

Very truly yours,

SMI Advisory Services, LLC

By: Eric S. Collier
Eric Collier, Manager

Acceptance

The foregoing Agreement is hereby accepted.

Unified Series Trust

By:
John Swhear, Senior Vice President

3457956

SMI Advisory Services, LLC
422 Washington Street
Columbus, IN 47201

Letter Agreement

November 10, 2008

To: Unified Series Trust
2960 N. Meridian St., Suite 300
Indianapolis, IN 46208

Dear Sirs:

You have engaged us to act as the sole investment advisor to Sound Mind Investing Fund (the "Fund") pursuant to a Management Agreement approved by the Board of Trustees on August 29, 2005 (the "Agreement").

Effective March 1, 2009, we hereby agree to waive our advisory fee and/or reimburse expenses of the Fund, but only to the extent necessary to maintain the Fund's total annual operating expenses (expenses (excluding brokerage fees and commissions; borrowing costs, such as (a) interest and (b) dividend expenses on securities sold short; taxes; any indirect expenses, such as expenses incurred by other investment companies in which the Fund may invest; and extraordinary litigation expenses) at 1.50% of the Fund's average daily net assets. This Agreement shall continue in place until the earlier to occur of February 28, 2010, or such date as the Fund is terminated or liquidated in accordance with the provisions of the Declaration of Trust or Bylaws.

Any waiver or reimbursement by us is subject to repayment by the Fund in the three fiscal years following the fiscal year in which the particular waiver or reimbursement occurred; provided that the Fund is able to make the repayment without exceeding the 1.50% expense limitation.

Very truly yours,

SMI Advisory Services, LLC

By: Eric S. Collier
Eric Collier, Manager

Acceptance

The foregoing Agreement is hereby accepted.

Unified Series Trust

By: ____________________
John Swhear, Senior Vice President